Exhibit 24.2
POWER OF ATTORNEY
     Reference is hereby made to the proposed registration by Barclays PLC (“Barclays”) under the US Securities Act of 1933, as amended (the “Securities Act”), of ordinary shares to be issued, from time to time, by Barclays (the “Shares”) pursuant to the Barclays Group Share Value Plan and the Barclays PLC Executive Share Award Scheme (including the Barclays New Joiners Share Award Plan), the Barclays Global Sharepurchase Plan and the Barclays PLC Long Term Incentive Plan. Such Shares will be registered on a registration statement on Form S-8 (a “Registration Statement”) and filed with the US Securities and Exchange Commission (the “SEC”).
     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints any Director of Barclays, the Company Secretary or the Deputy Company Secretary, and each of them, with full power to act alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Shares that is to be effective upon filing by Barclays pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
[Remainder of this page left intentionally blank.]

Date: May 3, 2011	By:	/s/ Martin Kelly
		Name:	Martin Kelly
		Title:	Authorized Representative in the United States

[Signature page of Power of Attorney]